Exhibit 99(a)(3)

THIS DOCUMENT IS IMPORTANT AND REQUIRES
YOUR IMMEDIATE ATTENTION

IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF UGC EUROPE SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE TRANSFEREE.

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF COMMON STOCK

OF

UGC EUROPE, INC.

TO

EUROPE ACQUISITION, INC.
AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
UNITEDGLOBALCOM, INC.

THE EXPIRATION DATE OF THE EXCHANGE OFFER HAS BEEN CHANGED. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON THURSDAY, DECEMBER 18, 2003, WHICH DATE MAY BE EXTENDED (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

        As set forth under "Chapter II—The Transaction—The Exchange Offer, Procedure for Tendering Shares" in the Prospectus (as defined below), this form (or a facsimile hereof) must be used to accept the Exchange Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share ("UGC Europe Shares"), of UGC Europe, Inc., a Delaware corporation ("UGC Europe"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit certificates representing UGC Europe Shares and any other required documents to reach the Exchange Agent (as defined in the Letter of Transmittal) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand to the Exchange Agent, or transmitted by telegram, facsimile transmission or mail to the Exchange Agent and must include a signature guarantee by an Eligible Institution (as defined in the Letter of Transmittal) in the form set forth herein. See the guaranteed delivery procedures described under "Chapter II—The Transaction—The Exchange Offer, Procedure for Tendering Shares" in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Mellon Investor Services LLC

By Mail:	By Overnight:	By Hand:
Post Office Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Department	Attn: Reorganization Department 85 Challenger Road Mail Stop—Reorg Ridgefield Park, NJ 07660	Attn: Reorganization Department 120 Broadway, 13th Floor New York, NY 10271
BY FACSIMILE TRANSMISSION: (FOR ELIGIBLE INSTITUTIONS ONLY)	Confirm Facsimile Transmission By Telephone
(201) 296-4293	(201) 296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Europe Acquisition, Inc. ("Europe Acquisition"), a Delaware corporation and an indirect wholly-owned subsidiary of UnitedGlobalCom, Inc., a Delaware corporation ("United"), upon the terms and subject to the conditions set forth in the Prospectus, dated November 26, 2003, amending and restating in its entirety the original Prospectus dated October 6, 2003 (as it may be amended, the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of UGC Europe Shares set forth below pursuant to the guaranteed delivery procedures set forth in "Chapter II—The Transaction—The Exchange Offer, Procedure for Tendering Shares" in the Prospectus.

Signature(s):

Name(s) of Record Holder(s):

Please Print Or Type Number of Shares:

Certificate Number(s) (If Available):

Dated:	, 2003

Address(es):
Include Zip Code
Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by Book-Entry Transfer:	☐
Account Number:

2

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an 'Eligible Guarantor Institution' as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) 'own(s)' the UGC Europe Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ('Rule 14e-4'), (b) represents that such tender of UGC Europe Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either certificates representing the UGC Europe Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such UGC Europe Shares into the Exchange Agent's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Letter of Transmittal), and any other required documents, within three Nasdaq National Market trading days after the date hereof.

NAME OF FIRM
ADDRESS
ZIP CODE
AREA CODE AND TELEPHONE NUMBER:
AUTHORIZED SIGNATURE
Name:
PLEASE PRINT OR TYPE
Title:

Date:	, 2003

NOTE: DO NOT SEND CERTIFICATES FOR THE UGC EUROPE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.